Exhibit 23
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-81692) of JDN Realty Corporation and the related Prospectus, the Registration Statement (Form S-3 No. 333-38611) of JDN Realty Corporation and the related Prospectus, the Registration Statement (Form S-3 No. 33-90868) pertaining to the JDN Realty Corporation Dividend Reinvestment and Stock Purchase Plan and in the related Prospectus, the Registration Statement (Form S-8 No. 333-1848) pertaining to the JDN Realty Corporation 1993 Incentive Stock Plan, the JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan, and the JDN Realty Corporation 1995 Employee Stock Purchase Plan and in the related Prospectus of our report dated February 15, 2002, with respect to the consolidated financial statements and schedules of JDN Realty Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young, LLP
Atlanta, Georgia
May 6, 2002